UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 1, 2026
UWM HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 981-8898
(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On October 1, 2026, pursuant to a registration statement and a related prospectus supplement filed by UWM Holdings Corporation (the “Company”) with the Securities and Exchange Commission, the Company registered for resale by selling stockholders of up to (i) 1,500,000 shares of Series A-1 Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”) of UWMC, (ii) 165,000,000 Class A Warrants at an exercise price of $6.00 per share (the “Class A Warrants”), (iii) 165,000,000 Class B Warrants at an exercise price of $2.00 per share (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants”) and (iv) 330,000,000 shares of UWMC’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock,” and together with the Series A-1 Preferred Stock and the Warrants, the “Securities”) issuable upon exercise of the Warrants. The Securities were issued pursuant to the Securities Purchase Agreement, dated August 5, 2026, by and between the Company, certain funds or investment vehicles advised, managed by, or otherwise affiliated with Oaktree Capital Management, L.P., SFS Holding Corp., Mat Ishbia, and SFS Group Capital, LLC.
The Company is filing a copy of the legal opinion and consent of Greenberg Traurig, P.A. as Exhibit 5.1 to this Current Report on Form 8-K to add such exhibit to the Company’s Registration Statement on Form S-3ASR (File No. 333-297986).
Item 9.01 Exhibits.
(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWM HOLDINGS CORPORATION

By:	/s/ Rami Hasani
Name:	Rami Hasani
Title:	Executive Vice President, Chief Financial Officer
Date:     October 1, 2026